Exhibit 32

                Certifications Pursuant to 18 U.S.C. Section 1350

The undersigned, who are the chief executive officer and the chief financial officer of Community Bankshares, Inc., each hereby certifies that, to the best of his knowledge, the accompanying Form 10-K of the issuer fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that information contained in the report fairly presents, in all materials respects, the financial condition and results of operations of the issuer.


March 24, 2008

                                                     s/ Samuel L. Erwin
                                                       ------------------------
                                                        Samuel L. Erwin
                                                        Chief Executive Officer



                                                     s/ William W. Traynham
                                                        ------------------------
                                                        William W. Traynham
                                                        Chief Financial Officer